UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1
Ladson, South Carolina 29456

 (Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

Force Protection, Inc. is amending and restating Item 1.01 of its Current Report on Form 8-K dated April 1, 2009 and filed on April 6, 2009 to correct the date of the entry into the joint venture agreement with NP Aerospace Limited, as further discussed below.  The date of the earliest event reported is March 31, 2009.  All other Items in the original Current Report on Form 8-K remain the same.

Item 1.01.     Entry Into A Material Definitive Agreement.

On April 1, 2009, Force Protection, Inc. (the “Registrant”), through its joint venture Integrated Survivability Technologies Limited (“IST”), was awarded a contract by the United Kingdom Ministry of Defence for 97 Wolfhound Heavy tactical support vehicles, a 6-wheeled Cougar variant vehicle.  The contract has an approximate value of $122.6 million.  IST is scheduled to deliver the vehicles by February 2010 and the scope of the award includes the design, development, manufacture and associated support of the Wolfhound vehicles.  IST retains the intellectual property associated with the Wolfhound vehicle.

IST, an England and Wales company, is a joint venture between Force Protection Advanced Solutions Limited, a wholly owned subsidiary of Force Protection Industries, Inc., a wholly owned subsidiary of the Registrant, and NP Aerospace Limited, a subsidiary of The Morgan Crucible Company plc.  On March 31, 2009, the parties entered into a joint venture agreement governing the terms of IST (the “Joint Venture Agreement”).   Pursuant to the terms of the Joint Venture Agreement, IST shall act as the prime contractor for vehicles which are based on the version of the Registrant’s Wolfhound, Buffalo, Mastiff and Ridgback vehicles and related whole life support to the United Kingdom Ministry of Defence and such other vehicles, products and services as agreed to by the parties in writing.  NP Aerospace Limited owns a 50% interest in IST and the remaining 50% interest is owned by the Registrant through one or more of its subsidiaries.  The board of IST consists of six members, three of whom are appointed by the Registrant.   The Registrant shall retain all of its intellectual property rights, subject the terms of subcontracts described below. The Registrant may complete all its existing orders to deliver vehicles to the United Kingdom Ministry of Defence pursuant to its current contracts with the United States Department of Defense Foreign Military Sales program.

On April 1, 2009, IST awarded a sub-contract to Force Protection Industries, Inc. for the delivery of 97 Wolfhound vehicles.  This sub-contract has an approximate value of $65.7 million.  Force Protection Industries, Inc. is scheduled to deliver the vehicles by September 2009 and the scope of the subcontract includes the provision of base Wolfhound vehicles to United Kingdom Ministry of Defence production standard.  Pursuant to this subcontract, the Registrant, through one or more of its subsidiaries, licenses certain of its intellectual property to IST for purposes of IST’s prime contract with United Kingdom Ministry of Defence and IST’s subcontract with NP Aerospace Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: April 27, 2009
/s/ Lenna Ruth Macdonald
(Signature)

	Name:	Lenna Ruth Macdonald
	Title:	Chief Strategy Officer, General Counsel and Corporate Secretary